                                                                       Exhibit 2



                          MACC PRIVATE EQUITIES INC.
    LETTER OF AUTHORIZATION AND TRANSMITTAL--RETURN IN ENCLOSED ENVELOPE.

RETURN THIS COMPLETED LETTER OF AUTHORIZATION AND TRANSMITTAL BY 5:00 P.M. (NEW YORK CITY TIME) ON SEPTEMBER 15, 1997 UNLESS EXTENDED, WITH YOUR SHARE CERTIFICATE TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By Mail:                    By Overnight Courier:      By Hand:
P.O. BOX 3301               85 CHALLENGER ROAD         120 BROADWAY, 13TH FLOOR
SOUTH HACKENSACK, NJ 07606  RIDGEFIELD PARK, NJ 07660  NEW YORK, NY 10271


NOTICE: YOU MUST FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER (FOR INDIVIDUALS, THIS IS YOUR SOCIAL SECURITY NUMBER) AND SIGN THE FORM W-9 ON THE REVERSE SIDE OF THIS LETTER OF AUTHORIZATION AND TRANSMITTAL TO AVOID 31% BACKUP TAX WITHHOLDING FROM YOUR PROCEEDS OF SALE.


NOTE: IF NECESSARY, CORRECT YOUR ADDRESS ABOVE.

The undersigned, owning in the aggregate as of July 11, 1997 fewer than 100 shares of MACC Private Equities Inc. Common Stock, hereby authorizes the sale of all of such shares. I have reviewed and agreed to the terms of the Plan described in the letter dated August 12, 1997 and I remove any previous stops on my certificates.

PLEASE SIGN BELOW.

X
  ------------------------------------------
               Signature of Owner

X
  ------------------------------------------
          Signature of Co-Owner, if any

My Telephone Number is: (       ) ______________________


--------------------------------------------------------------------------------

YOU MUST COMPLETE THE FORM W-9 BELOW TO AVOID 31% BACKUP TAX WITHHOLDING FROM YOUR PROCEEDS OF SALE.

COMPLETE THIS AFFIDAVIT IF YOU CANNOT FIND YOUR CERTIFICATES. A 2% SERVICE CHARGE WILL BE DEDUCTED FROM THE PROCEEDS YOU WOULD OTHERWISE RECEIVE.


               AFFIDAVIT OF LOST OR DESTROYED STOCK CERTIFICATE

PRINT NAME
          -------------------------------------------------------------------
ADDRESS
       ----------------------------------------------------------------------

CERTIFICATE NUMBER________for_______share(s) of MACC Private Equities Inc. Common Stock.

The undersigned person(s) deposes and says that: I am the lawful owner of the above described certificate(s) and shares. The certificate(s) was not endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find them and make this Affidavit for the purpose of inducing the cancellation and replacement or liquidation of the certificate(s) and the purchase of the shares represented thereby without the surrender of the certificate(s), and hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s). I hereby agree, for myself, my heirs, assigns and personal representatives, that in consideration of the proceeds of the sale or the replacement of the shares represented by the certificate(s) to completely indemnify, protect and hold harmless Federal Insurance Company, ChaseMellon Shareholder Services, L.L.C. MACC Private Equities Inc. and any other party to the transaction (the "Obligees"), from and against all loss, costs and damages, including court costs and attorneys' fees, which they may be subject in or liable for in respect of the cancellation and replacement of the certificate(s). The right accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I agree that this Affidavit is delivered to accompany a bond of indemnity. Any person who, knowingly and with intent to defraud any insurance company, or other person, files an application for insurance, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.


Signed and delivered by affiant this      day of               , 1997.
                                    ------      ---------------

                                    Signature of Affiant (the Stockholder)
------------------------------------

                                    Signature of Co-Affiant (the Co-Stockholder)
------------------------------------


            PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

Form W-9

Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number

                    Tax Payer Identification Number (TIN)

ENTER YOUR TIN IN THE APPROPRIATE BOX, FOR INDIVIDUALS, THIS IS YOUR SOCIAL SECURITY NUMBER.

                            Social Security Number

                            ----------------------

                        Employer Identification Number

                            ----------------------

Part II - For Payees Exempt From Backup Withholding. (Does not apply to private U.S. citizens.)

Part III - Certification - Under penalty of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: I am exempt from backup withholding, or I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.


Certification instructions - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature
         --------------------------------------------------------------------
Date
    -------------------------------------------------------------------------

                               PROGRAM EXTENDED

                               PROGRAM EXTENDED


                          MACC PRIVATE EQUITIES INC.


                    COMMISSION-FREE SHAREHOLDER SALES PLAN
                     FOR HOLDERS OF FEWER THAN 100 SHARES
                  OF MACC PRIVATE EQUITIES INC. COMMON STOCK

                                                                August 12, 1997

To Brokers, Banks, Nominees and Other Custodians:

     MACCPrivate Equities Inc. (the "Company") is offering to repurchase up to a total of 52,948 shares of Company Common Stock from its shareholders who owned in the aggregate as of July 11, 1997, fewer than 100 shares of Company Common Stock (including any shares jointly held and any shares held by a bank or broker) (the "Shares") pursuant to the ChaseMellon Shareholder Services Shareholder Sales Plan (the "Plan"). Information concerning the Plan is enclosed. If, you are the record owner for persons who owned in the aggregate as of July 11, 1997, fewer than 100 shares, we are forwarding to you the necessary authorization and transmittal forms for such accounts or for your own use in acting on the instructions of your customer. The extension period of the Plan commenced after the close of business on August 11, 1997, and will expire at 5:00 p.m. (New York City Time) on September 15, 1997. Please call ChaseMellon Shareholder Services at (212) 273-8083 for additional information.

                                  Very truly yours,




                                  ChaseMellon Shareholder Services
                                  Shareholder Sales Plan Agent

                          MACC PRIVATE EQUITIES INC.


                    COMMISSION-FREE SHAREHOLDER SALES PLAN
                     FOR HOLDERS OF FEWER THAN 100 SHARES
                        OF MACC PRIVATE EQUITIES INC.
                                 COMMON STOCK

     The Shareholder Sales Plan (the "Plan") is available to all shareholders of MACC Private Equities Inc. (the "Company") who owned in the aggregate as of July 11, 1997, fewer than 100 shares (including any shares jointly held and any shares held by a bank or broker) of the common stock of the Company (the "Shares"). The Plan is subject to the terms and conditions set forth in the enclosed Letter of Authorization and Transmittal. The Plan will commence on July 14, 1997, and expire at 5:00 p.m. (New York City time) on August 11, 1997, unless extended by the Company.

     The following are some of the questions that you may have concerning the Plan.

Q. HOW CAN I TAKE ADVANTAGE OF THE PLAN?

A. If your shares are registered in your name, you may date, sign on the front and the reverse, and otherwise complete the enclosed Letter of Authorization and Transmittal and send it, together with your stock certificate(s) ("Certificate(s)"), to ChaseMellon Shareholder Services, L.L.C. ("CMSS") in the enclosed return envelope.

   TO TAKE ADVANTAGE OF THE PLAN, YOU MUST COMPLETE THE FOLLOWING STEPS:

   1) PLEASE ENCLOSE YOUR UNENDORSED STOCK CERTIFICATE(S).

   2) TO ENSURE THAT YOU HAVE A TAXPAYER IDENTIFICATION NUMBER (SOCIAL SECURITY NUMBER) ON FILE, PLEASE COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 ON THE BACK OF THE ENCLOSED LETTER OF AUTHORIZATION AND TRANSMITTAL.

   3) PLEASE NOTE THAT TO PARTICIPATE IN THE PLAN YOU ARE REQUIRED TO
      SUBMIT ALL OF YOUR SHARES. NO "PARTIAL" SUBMISSIONS WILL BE ACCEPTED. DO NOT SIGN THE STOCK CERTIFICATE(S).

Q. HOW SHOULD I SEND THE LETTER OF AUTHORIZATION AND TRANSMITTAL AND THE CERTIFICATE(S) TO CMSS?

A. We suggest you send the Letter of Authorization and the Certificate(s) to CMSS by registered mail, return receipt requested and properly insured. We suggest you save the mailing receipt.

Q. HOW MUCH TIME DO I HAVE?

A. A properly completed Letter of Authorization and Transmittal together with Certificate(s) representing all of the Shares you own must be received by CMSS by 5:00 p.m. (New York City time) on August 11, 1997, unless the term of the Plan is extended by the Company. Because it is time of receipt, not the time of mailing, that determines whether the Shares have been properly deposited pursuant to the Plan, sufficient time should be allowed for delivery. In addition, the Company will repurchase no more than a total of 52,948 shares pursuant to the Plan, and shares will be accepted on a first come basis.

Q. WHAT IF MY STOCK CERTIFICATE(S) HAS BEEN LOST OR DESTROYED?

A. You may participate in the Plan by completing the affidavit on the reverse of the Letter of Authorization and Transmittal. A service charge of 2% will be deducted from the proceeds you would otherwise receive.

Q. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

A. All shareholders who owned in the aggregate as of July 11, 1997, fewer than 100 shares (including any Shares jointly held and any Shares held by a bank or broker) are eligible to participate in the Plan. Total combined holdings would include Shares individually owned by you, Shares jointly held and Shares held on your behalf by your bank or broker.

Q. HOW MUCH MONEY WILL I GET AND WHEN WILL I GET IT?

A. Shareholders who participate in the Plan will receive the lower of
   (i) the average of the closing price per share of the Company's Common Stock for each of the trading days during the term of the Plan, as reported by the Wall Street Journal or (ii) net asset value per share as of June 30, 1997. On July 7, 1997, the closing price per share of the Company's Common Stock as reported by the Wall Street Journal was $10.00. If you do not provide a correct Taxpayer Identification Number, you may be subject to 31% withholding on the proceeds that you would otherwise receive. In addition, if you have lost your certificate(s) a 2% service fee will be deducted from the proceeds you would otherwise receive. Payment will be made as soon as practicable after August 11, 1997.

Q. DO I HAVE TO SELL MY SHARES THROUGH THE PLAN?

A. No. You may remain a shareholder of the Company for as long as you like, regardless of the number of shares you own. If you do decide to sell your Shares through the Plan, you are required to sell all of the Shares you own, directly or indirectly, which collectively must be fewer than 100 Shares.

Q. WHAT ARE SOME OF THE ADVANTAGES OF SELLING MY SHARES THROUGH THE PLAN?

A. Because you own fewer than 100 Shares, the normal brokerage commission and odd-lot differentials that you would pay if you later decide to sell in the market may be high in relation to the value of your investment. In addition, if you do not have a regular business relationship with a brokerage firm, you may find it inconvenient to open an account simply to dispose of a small number of Shares. By participating in the Plan you incur no commissions.

Q. SHOULD I SELL MY SHARES THROUGH THE PLAN?

A. We suggest that you carefully review the materials and determine whether you would like to participate in the Plan. Neither CMSS nor the Company makes any recommendation as to your investment decision.

Q. WHAT IF I CHANGE MY MIND?

A. After mailing your Letter of Authorization and Transmittal, you may not withdraw from the Plan. You should, therefore, carefully consider your decision to participate in the Plan.

Q. WILL SELLING MY SHARES THROUGH THE PLAN BE A TAXABLE TRANSACTION?

A. Yes. The sale of Shares in the Plan will be a taxable transaction for United States federal income tax purposes and could be taxable under foreign, state and local laws. If you have any tax questions, you should contact your own tax adviser.

Q. WILL I RECEIVE A FORM 1099-B FOR THIS TRANSACTION?

A. Yes. A substitute Form 1099-B will be mailed to you in January, 1998, to be used in preparing your income tax return. This information will also be reported to the Internal Revenue Service.
   PLEASERETAINFORM1099-BWITHYOUR1997 TAXRECORDS.

Q. HOW MAY I OBTAIN ADDITIONAL COPIES OF THE LETTER OF AUTHORIZATION
   AND TRANSMITTAL OR OTHER MATERIALS, AND WHO CAN ANSWER ANY OTHER QUESTIONS THAT I HAVE?

A. Questions and requests for additional material should be directed to CMSS at the address and telephone number set forth below:

           ChaseMellon Shareholder Services, L.L.C.
           Information Agent
           450 West 33rd Street - 14th Floor
           New York, NY 10001

           Toll-Free Nationwide:1 (800) 205-8316

TO OUR CLIENTS WHO HOLD IN THE AGGREGATE FEWER THAN 100 SHARES OF:


                   MACC PRIVATE EQUITIES INC. COMMON STOCK


     Enclosed for your consideration are materials relative to a plan (the "Plan") being provided by ChaseMellon Shareholder Services, L.L.C. to all shareholders who owned in the aggregate as of July 11, 1997, fewer than 100 shares (including any shares jointly held and any shares held by a bank or broker) of the Common Stock (the "Shares") of MACCPrivate Equities Inc. (the "Company").


     This material is being forwarded to you as the beneficial owner of the Shares carried by us in your account but not registered in your name on the records of the Company. A sale of the Shares as part of the Plan may only be made on your behalf by us, as the holder of record, pursuant to your instructions. Accordingly, if you are the beneficial owner of in the aggregate fewer than 100 Shares and wish for us to sell such shares pursuant to the Plan, you must complete the Acceptance Form on the bottom of this document and return it to us.

IMPORTANT:

     The Plan will commence on July 14, 1997, and expire at 5:00 p.m. (New
York City time) on August 11, 1997, unless extended by the Company. Accordingly, your instructions should be forwarded to us as soon as possible so as to permit sufficient time to tender your Shares in the Plan.

     Shareholders who participate in the Plan will receive the lower of (i) the average of the closing price per share of the Company's Common Stock for each of the trading days during the term of the Plan, as reported by the Wall Street Journal or (ii) net asset value per share as of June 30, 1997.

================================================================================

PLEASE READ THE ENCLOSED MATERIALS CAREFULLY BEFORE COMPLETING THIS ACCEPTANCE FORM.


     The undersigned hereby acknowledges receipt of the documents describing the ChaseMellon Shareholder Services, L.L.C. Sales Plan for the holders of MACCPrivate Equities Inc. Common Stock.


____ Please elect to sell all of the MACCPrivate Equities Inc. Common
     Stock held in my account, which is less than 100 shares. (Use a check mark to indicate your decision).


                                                          Signatures(s):
Date:
     ----------------------------------------      --------------------------


Account Number:
               ------------------------------      --------------------------

================================================================================

                               PROGRAM EXTENDED

                               PROGRAM EXTENDED

                          MACC PRIVATE EQUITIES INC.

                    COMMISSION-FREE SHAREHOLDER SALES PLAN

                     FOR HOLDERS OF FEWER THAN 100 SHARES

                        OF MACC PRIVATE EQUITIES INC.

                                 COMMON STOCK

                                                               August 12, 1997

Dear Shareholder:

Many shareholders who hold small numbers of shares of MACC Private Equities Inc. (the "Company") common stock have expressed a desire to have a convenient and economical way to sell their shares without paying brokerage commissions. You may have a similar interest.

Accordingly, the Company has developed a Shareholder Sales Plan ("the
Plan") under which the Company will repurchase up to a total of 52,948 shares of Company Common Stock from those who owned in the aggregate as of July 11, 1997, fewer than 100 shares of Company Common Stock (including any shares jointly held and any shares held by a bank or broker)(the "Shares") and who wishes to sell all of such Shares. The Plan will be administered by ChaseMellon Shareholder Services, L.L.C., ("CMSS"). Such combined holdings of Shares will be repurchased under the terms and conditions described in the enclosed Letter of Authorization and Transmittal. We are making no recommendation as to whether or not you should participate in the Plan. It is your decision and it should be based on your investment objectives and the convenience of the Plan. The Plan is not a solicitation by either CMSS or the Company to purchase your Shares. The extension period of the Plan commenced after the close of business on August 11, 1997 and will expire at 5:00 p.m. (New York City Time) on September 15, 1997.

If you decide to participate in the Plan, your Shares will be purchased by the Company. Shareholders who participate in the Plan will receive the lower of (i) the average of the closing price per share of the Company's Common Stock for each of the trading days during the extension period of the Plan, as reported by the Wall Street Journal or (ii) net asset value per share as of June 30, 1997.

THERE WILL BE NO COMMISSION CHARGES TO YOU FOR PARTICIPATING IN THE PLAN. ALL COMMISSIONS ASSOCIATED WITH THE PLAN WILL BE PAID BY THE COMPANY.

To sell your Shares through the Plan, you should:

1. Complete and sign the enclosed Letter of Authorization and Transmittal. Please include a daytime telephone number where you can be contacted, if necessary, by CMSS.

2. Complete and sign the Form W-9 portion of the Letter of Authorization and Transmittal that requests your Social Security Number or Taxpayer Identification Number. Under Federal income tax laws, failure to provide this information may result in 31% withholding from the proceeds you would otherwise receive.

3. Send the signed Letter of Authorization and Transmittal in the enclosed envelope to CMSS, together with the certificate(s) representing the total number of Shares registered in your Name. PLEASE DO NOT SIGN THE CERTIFICATES. The Letter of Authorization and Transmittal must be sent to CMSS so that it is received no later than 5:00 p.m. (New York City time) on September 15, 1997.

The instructions set forth above are subject to the more detailed discussion in the Letter of Authorization and Transmittal, and the accompanying set of Questions & Answers. Please refer to these materials for information regarding the specific procedures to follow or for answers to commonly asked questions call CMSS toll-free nationwide at 1 (800) 205-8316. They will be glad to assist you.

                              Very truly yours,

                          MACC PRIVATE EQUITIES INC.